                             EMPLOYMENT AGREEMENT
                             --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 21st day of June, 1995, is entered into by Physicians Quality Care, Inc., a Delaware corporation with its principal place of business at 950 Winter Street, Suite 2410, Waltham, MA 02154 (the "Company"), and Jerilyn P. Asher, residing at 3 Craigie Circle, Cambridge, MA 02138 ("Asher").

         The Company recognizes that the future growth, profitability and success of the business of the Company will be enhanced by the employment of Asher. The Company desires therefore to secure the benefit of Asher's experience and ability. In order to retain the services of Asher, the Company desires to offer Asher a compensation package which recognizes the significance of her individual contribution to the future growth, profitability and success of the Company and allows her to share in the same while allowing her to draw a salary commensurate with her knowledge and experience.

         NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1.  Employment.  The Company hereby agrees to employ Asher and Asher
             ----------
hereby accepts employment with the Company, upon the terms and subject to the conditions hereinafter set forth.

         2.  Term. The term of this Agreement (the "Term") shall commence on
             -----
June 21, 1995 (the "Commencement Date"), and shall continue in effect for a period of thirty-six (36) months, expiring on June 21, 1998 unless otherwise extended as hereinafter provided. The Term shall be automatically extended for additional twelve-month periods on June 21, 1998 and on each June 21 thereafter, unless the Company notifies Asher in writing that such extension shall not take place, ninety (90) days prior to any such June 21 extension date; provided
                                                                  --------
that, if a Change of Control of the Company (as defined in Section 15(b)) shall
----
have
occurred during the original or extended Term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change of Control occurred, as provided in
Section 15(a).

         3.  Position; Duties.
             -----------------

             (a) The Company and Asher agree that, subject to the provisions of this Agreement and subject to the direction of the Board of Directors of the Company (the "Board"), the Company shall, during the Term, employ Asher and Asher shall serve as President and Chief Executive Officer or in such other position as the Board may determine from time to time. Asher shall be subject to the supervision of, and shall have such authority as is delegated to her by the Board. Asher shall be based at the Company's headquarters in Massachusetts and shall not be obligated to relocate outside the metropolitan Boston area to perform her duties and responsibilities without her prior written consent.

             (b) Asher hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to her. Asher agrees to devote her entire business time, attention and energies to the business and interests of the Company during the Term. Asher agrees to abide by the written rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         4.  Member of the Board. Throughout the Term, Asher shall be eligible
             -------------------
to serve as a Director of the Company and a member of the Board. The Company agrees that it shall nominate Asher for election as a Director of the Company at all elections of the members of the Board during the Term unless Asher declines to stand for election.

         5.  Compensation. As compensation for Asher's employment hereunder, the
             ------------
Company shall pay to Asher a base salary payable in equal semi-monthly installments at the annual rate of $240,000 or such greater base salary as the Board may from time to time approve, commencing on December 1, 1995.

         6.  Bonus. The Company intends to adopt a management incentive program
             -----
under which executives of the Company such as Asher would be entitled to receive bonus payments of up to 100% of their base salary based upon (i) the achievement of certain performance targets by the Company as set by the Board and (ii) the achievement of certain individual performance targets agreed upon between the Board and Asher (collectively, the "Officer Incentive Bonus"). Asher shall be eligible to receive an Officer Incentive Bonus during each calendar year during the Term, the amount of such Officer Incentive Bonus to be set and approved by the Board. For the calendar year 1995, Asher shall be entitled to receive a pro rata portion (five-twelfths) of the annual Officer Incentive Bonus for 1995 based upon her commencement of employment on June 21, 1995.

         7.  Benefits. Upon meeting all applicable eligibility requirements,
             --------
Asher shall be entitled to receive an automobile allowance not to exceed $600 per month, and such other benefits, compensation or rights as are generally made available to other members of senior management of the Company including, without limitation, sick pay, participation in any medical, disability, retirement and dental insurance plans that may be adopted by the Company and participation in equity incentive plans, including stock option plans, of the Company; provided that, in the event Asher fails to qualify for any medical or
         -------- ----
disability insurance plan that may be adopted by the Company, the Company shall pay to Asher an amount which would enable her to purchase an insurance plan from another carrier which provides substantially similar benefits to those provided to other members of senior management under the Company's plans; provided however, that such amount may be
                                      -------- -------
capped by the Board in its discretion. Asher represents that on the date hereof, she has no knowledge of any medical condition which might prevent her from qualifying as a beneficiary under a standard medical or disability plan. During the Term, Asher's benefits shall be maintained at least at the same level as are presently in effect on the date hereof.

         8.  Vacation.  Asher shall be entitled to four (4) weeks of vacation
             --------
time each year, to be pro-rated monthly for partial years, during the Term. If Asher does not utilize all vacation in the year earned, the unused vacation time in any year shall not carry over to the next year.

         9.  Expenses. The Company shall reimburse Asher for all reasonable
             --------
travel, entertainment and other expenses incurred or paid by Asher in connection with, or related to, the performance of her duties, responsibilities or services under this Agreement, upon presentation by Asher of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel,
         --------  -------
entertainment and other expenses may be fixed in advance by the Board.

         10. Restricted Stock Award. Pursuant to the Company's 1995 Restricted
             ----------------------
Stock Plan (the "Restricted Stock Plan"), the Company shall issue to Asher 4,162,500 shares of Common Stock of the Company, $.01 par value per share (the "Founder's Shares"), at a purchase price of $.01 per share, subject to vesting and the Company's right to repurchase at $.01 per share, in the event that all of Asher's Founder Shares do not vest and are forfeited in accordance with the Restricted Stock Plan (which shall provide for, among other things, a vesting schedule based on (i) performance targets for the Company as set by the Board,
(ii) performance targets for executive recipients as agreed to between the Chief Executive Officer of the Company or the Board and such executive, and (iii) the duration of such executive's employment with the Company). On the date hereof, Asher and the Company shall enter into a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A (the "Restricted Stock Agreement").
                   ---------

         11. Termination of Asher Without Cause or by Asher With Good Reason.

             (a) At any time prior to expiration of the Term, the Board may terminate Asher's employment without Cause (as defined in Section 13(b)), at any time, and Asher may terminate her employment with Good Reason (as defined in Subsection (b) of this Section 11, subject to payment by the Company of the severance amounts set forth in Subsections (c) and (d) of this Section 11.

             (b)  For purposes of this Section 11, "Good Reason" shall mean:

                  (i) the failure of the Company to nominate Asher for election as a Director of the Company at any election unless Asher declines to stand for election;

                  (ii) any purported termination of Asher's employment for Cause which is not effected pursuant to a notice described in Section 13 of this Agreement;
                  (iii) without Asher's express written consent, the assignment to Asher of any duties materially inconsistent with the offices held hereunder, or a material alteration or diminution in the nature or status of her responsibilities; or an adverse and material alteration in her reporting responsibilities, titles or offices, or any removal of her or failure to re-elect her to any of such positions, except in connection with the termination of her employment or retirement (which shall mean her voluntary termination of employment after having attained age 70);

                  (iv) any reduction in Asher's annual base salary or a material reduction in fringe benefits as in effect on the date hereof or as the same may be increased during the Term; and

                  (v) any material breach by the Company of any material provision of this Agreement which the Company fails to correct within thirty
(30) working days after receiving written notice thereof.

             (c) In the event Asher is terminated by the Company without Cause or Asher terminates her employment with Good Reason, the Company shall pay to Asher an amount equal to two (2) times Asher's annual base salary (based on Asher's base salary prevailing at the time of the termination).

             (d)  Payment pursuant to Section 11(c) shall be made in twenty-four
(24) equal monthly installments on the last day of each month after termination of this Agreement pursuant to this Section 11.

             (e) The parties hereto expressly acknowledge and agree that the compensation and benefits payable to Asher upon a termination as specified in this Section 11 will constitute full, reasonable and adequate compensation for any such termination and that the payment of such compensation and benefits shall fully satisfy and discharge any and all obligations of the Company to Asher in connection with such termination.

         12. Termination By Asher Without Cause. Asher may terminate her
             ----------------------------------
employment hereunder without Cause and without Good Reason, provided that Asher first gives to the Company a written notice of intent to terminate at least ninety (90) days prior to the effective date of any such termination. All rights of Asher under this Agreement shall terminate upon the effective date of the termination of employment; provided, however, the Company shall pay to Asher any
                           --------- -------
base salary earned through the effective date of the termination and a pro-rata share of the Officer Incentive Bonus earned during the calendar year in which the termination of employment occurs.

         13. Termination of Asher For Cause
             ------------------------------

             (a) Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate Asher's employment hereunder for Cause (as defined in Subsection (b) of this Section 13) by giving to Asher written notice of such termination as of a date (not earlier than ten (10) days after such notice) to be specified in such notice, and her employment hereunder shall terminate on the date so specified, whereupon Asher shall be entitled to receive her salary at the rate provided in Section 5 and any other compensation or benefits provided in Sections 6, 7 and 8, only to the date on which termination shall take effect.

             (b) For purposes of this Section 13, "Cause" shall mean (i) Asher's willful and continued failure materially to perform her duties with the Company (other than any such failure resulting from her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice by Asher of termination for Good Reason), which is not remedied within a reasonable period after a written demand for performance is delivered to Asher which specifically identifies the manner in which it is believed that Asher has not materially performed her duties; (ii) the willful engagement by Asher in misconduct materially and demonstrably injurious to the Company, or (iii) Asher's conviction of a felony or of a fraud or embezzlement of the Company's property. For purposes of this Subsection (b), no act or failure to act by Asher shall be considered "willful" unless done, or omitted to be done, by Asher without good faith and without reasonable belief that Asher's action or omission was in the best interest of the Company. For purposes of this Agreement, Asher shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Asher a copy of a resolution, duly adopted by the affirmative vote of not less than 66 2/3% of the entire membership of the Board of the Company (excluding Asher) at a meeting called and held for this purpose after reasonable written notice to Asher and an opportunity for her, together with her counsel, to be heard by the Board, finding, in the good faith opinion of the Board, misconduct of the type described in this Section 13(b), and specifying the particulars thereof in detail.

         14. Termination In the Event of Disability or Death.
             ------------------------------------------------

             (a)  Disability. In the event that Asher shall fail, because of
                  ----------
illness or injury, to render the services contemplated by this Agreement for six
(6) consecutive calendar months or for shorter periods aggregating one hundred eighty (180) or more business days in any twelve (12) month period, the Company shall have the right to terminate Asher's employment hereunder by giving to Asher written notice of termination. In the event Asher's employment is terminated within the meaning of this Section 14(a), Asher shall receive her salary at the rate provided in Section 5 and any other compensation and benefits provided in Sections 6, 7 and 8, to the effective date of such termination. Such termination pursuant to this Section 14(a) shall not affect any rights which Asher may have at the time of termination pursuant to any insurance or other death benefit, bonus, retirement, severance pay or stock award plans or arrangements of the Company, or any equity incentive plan or any restricted stock award or options thereunder, which rights shall continue to be governed by the terms and provisions of any such plans and agreements.

             (b)  Death. During the Term of this Agreement, the Company shall
                  -----
maintain a life insurance policy in the amount of $500,000, to be paid to Asher's named beneficiaries in accordance with standard policy terms and conditions. This Agreement in all other respects will terminate upon the death of Asher except for the payment of Asher's base salary at the rate provided in Section 5 and any other compensation and benefits provided in Sections 6, 7 and 8 to the date of her death.

         15. Termination in the Event of a Change of Control.
             ------------------------------------------------

             (a) In the event a Change in Control (as defined in Subsection (b) below) shall occur during the Term and Asher's employment with the Company is subsequently terminated or terminates for any reason within twenty-four (24) months after such Change in Control other than by reason of (i) disability or death, (ii) termination by the Company for Cause or (iii) termination by Asher other than for Good Reason, Asher shall be entitled to receive the payments as set forth in Subsections (c) and (d) of Section 11 (all to the same extent and with the same effect as if such termination occurred by Asher for Good Reason) and the vesting of the Founder's Shares and the exercisability of stock options Asher then holds as set forth in Subsection (c) of this Section 15.

             (b)  A "Change in Control" shall occur or be deemed to occur if
                     -----------------
any of the following events occur:

                  (i)   any individual, entity or group (within the meaning of
Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following
--------  -------
acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;
                  (ii) Individuals who, as of the Commencement Date, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                             --------  -------
individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other corporation or the sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting

Securities immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

             (c) The Asher Stock Restriction Agreement and all stock options for the purchase of the Company's Common Stock granted to Asher by the Company under any of the Company's stock option plans shall provide for acceleration of the vesting of the Founder's Shares and the full and immediate exercisability of each such option upon the occurrence of a Change of Control.

             (d) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by Asher in connection with a Change of Control or the termination of Asher's employment (all such payments and benefits, including those set forth in Subsections (c) and (d) of Section 11 and Section 15(c) being hereafter called "Total Payments"), would be subject (in whole or part), to the excise tax imposed under
Section 4999 of the Internal Revenue Code ("IRC") (the "Excise Tax"), then the Total Payments may be reduced, in such order and manner as Asher may elect, so that no portion of the Total Payments is subject to the Excise Tax if (i) the net amount of such Total Payments, as so reduced (and after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) is greater than (ii) the excess of (A) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Total Payments), over (B) the amount of Excise Tax to which Asher would be subject in respect of such Total Payments. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which Asher shall have effectively waived in writing prior to the date of her termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the IRC (including by reason of Section 280G(b) (4) (A) of the IRC) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b) (4) (B) of the IRC, and
(iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of Sections 280G(d) (3) and (4) of the IRC. Prior to the payment of any of the Total Payments, the Company shall provide Asher with its calculation of the amounts referred to in this Section and such supporting materials as are reasonably necessary for Asher to evaluate the Company's calculations.

         16. Indemnification.  Asher shall be fully indemnified by the Company
             ---------------
in her capacity as an officer and director of the Company to the extent permitted by Delaware law.

         17. Non-Compete.
             -----------

             (a) So long as Asher is employed by the Company and for a period of two years after the termination or expiration of her employment, Asher will not directly or indirectly:

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly or indirectly in any business or entity which (i) operates, develops or manages physician practice management entities or (ii) develops, designs, produces, markets or sells managed care products or services, of the kind or type developed or which were being developed, produced, marketed or sold by the Company while Asher was employed by the Company, to the extent such engagement assists such business or entity in competing with the business conducted by the Company in any city in which the Company conducts material operations; or

                  (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                  (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by Asher while employed by the Company.

             (b) If any restriction set forth in this Section 17 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

             (c) The restrictions contained in this Section 17 are necessary for the protection of the business and goodwill of the Company and are considered by Asher to be reasonable for such purpose. Asher agrees that any breach of this Section 17 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         18. Proprietary Information and Developments.
             ----------------------------------------

             (a)  Proprietary Information.
                  -----------------------

                  (i) Asher agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists and contracts at or knowledge of customers or prospective customers of the Company. Asher will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after her employment, unless and until such Proprietary Information has become public knowledge without fault by Asher.

                  (ii) Asher agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by Asher or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by Asher only in the performance of her duties for the Company.

              (iii) Asher agrees that her obligation not to disclose or use information, know-how and records of the types set forth in Subsection (a) of this Section 18 also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Asher in the course of the Company's business.

         (b)  Developments.
              ------------

              (i) Asher will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Asher or under her direction or jointly with others during her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

              (ii) Asher agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, Subsection (b) of this Section 18 shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by Asher not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

              (iii) Asher agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Asher shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

         (c)  Other Agreements. Asher hereby represents that she is not
              ----------------
bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Asher further represents that her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by her in confidence or in trust prior to her employment with the Company.

     19. Assignment. Neither this Agreement nor any rights or benefits
         ----------
hereunder shall be subject to execution, attachment or similar process nor may this Agreement or any rights or benefits hereunder be assigned, delegated, transferred, pledged or hypothecated, without the written consent of both parties hereto, and any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process shall be null and void.

     20. Successors; Binding Agreement.
         -----------------------------

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly in writing and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of succession shall be a breach of this Agreement. As used in this Agreement, "the Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by Asher's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Any amounts payable by the Company to Asher after the date of her death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee, or if there is no such designee, to her estate.

     21. Severability. Whenever possible, each provision of this Agreement
         ------------
shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     22. Notices.  All notices, requests, demands and other communication
         -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States Postal Service certified or registered mail, prepaid, to the parties or their permitted assignees at the Company, in the case of the Company, 950 Winter Street, Suite 2410, Waltham, MA 02154, with a copy to Paul P. Brountas, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 or such address as shall constitute the Company's headquarters and in the case of Asher at the last address shown in the personnel records of the Company, or at such other address as shall be given in writing by either party to the other. The date of such personal delivery or the third business day following the date of mailing shall be deemed to be the date of such notice, demand or communication.

     22. Waiver and Modification. Any waiver, alteration or modification of
         -----------------------
any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto from time to time may waive any of her or its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereunder.

     23. Captions and Headings.  Captions and section headings used herein
         ---------------------
are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

     24. Entire Agreement. This Agreement constitutes and embodies the
         ----------------
entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the employment of Asher by the Company.

     25. Governing Law.  This Agreement shall be governed by and interpreted
         -------------
in accordance with the laws of the Commonwealth of Massachusetts, except where Federal law governs.

     26. Counterparts.  This Agreement may be executed in counterparts,
         ------------
each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement below:



DATED:  June 21, 1995                 PHYSICIANS QUALITY CARE INC.


                                      By: /s/ Jerilyn P. Asher
                                          ----------------------------------
                                          Jerilyn P. Asher
                                          President and Chief Executive Officer


DATED:  June 21, 1995                     /s/ Jerilyn P. Asher
                                      -----------------------------------
                                      Jerilyn P. Asher

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         WHEREAS, pursuant to an Employment Agreement dated as of June 21, 1995 (the "Agreement"), Physicians Quality Care, Inc. (the "Company") and Jerilyn P. Asher ("Asher") entered into an employment relationship.

         WHEREAS, the Company and Asher wish to clarify the Agreement and to provide for certain additional terms of the Agreement.

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Section 5 of the Agreement is hereby amended to provide that Asher shall be paid a base annual salary of $250,000 retroactively effective as of June 21, 1995.

         2. Section 6 of the Agreement is hereby clarified to correct the reference to a pro-rata portion of the annual Officer Incentive Bonus for 1995 from "five-twelfths" to "six- twelfths" (i.e., the six month period from July 21, 1995 through December 31, 1995, being the six full calendar months of 1995 Asher has worked for the Company).

         3. Section 8 of the Agreement is hereby amended to add a new clause at the end thereof, as follows: "; provided, however, that upon receipt of approval from the Company's Compensation Committee or, if there is no Compensation Committee, the Company's Board of Directors, Asher may elect to receive additional salary in lieu of any unused vacation time at a rate per week equal to her annual base salary divided by fifty-two."

         4. Section 14(b) of the Agreement is hereby amended by inserting a new sentence after the first sentence thereof, as follows: "Such life insurance policy shall be a group term policy or such other form of insurance as may be mutually satisfactory to the parties; provided, however, that such policy shall contain a so-called conversion provision permitting Asher to continue coverage at her own expense at the same benefit level after termination of the Agreement.

         IN WITNESS WHEREOF, authorized signatories of the parties have hereunto
set their hands as of this     day of January, 1996.
                           ---


PHYSICIANS QUALITY CARE, INC.               JERILYN P. ASHER
     (the "Company")                            ("Asher")


By:  /s/ Jerilyn P. Asher                              /s/ Jerilyn P. Asher
   ------------------------                            ----------------------
   Its:

                                    Agreement

     This Agreement (the "Agreement") is entered into as of the 30th day of August 1996 by and between Jerilyn P. Asher ("Executive") and Physicians Quality Care, Inc., a Delaware corporation (the "Company").

             Whereas, Executive and the Company have entered into an Employment Agreement dated as of June 21, 1995 (the "Employment Agreement") and a Stock Restriction Agreement dated as of June 21, 1995 (the "Stock Restriction Agreement").

             Whereas, Bain Capital Fund V, L.P., a Delaware limited partnership, Bain Capital Fund V-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware partnership, and BCIP Trust Associates, L.P., a Delaware limited partnership (collectively "Bain") are providing equity financing to the Company, and in connection therewith the Company and certain stockholders thereof have entered into a Stockholders Agreement dated the date hereof (the "Stockholders Agreement"); and

             Whereas, the parties hereto desire to make certain modifications to the Employment Agreement and the Stock Restriction Agreement and to enter into certain other agreements in respect to the Shares originally issued to the Executive (it being agreed and understood that the term "Shares," as used herein, means the shares of Common Stock listed on Schedule A hereto and does not include any of the shares of Series A Preferred Stock and Warrants to Purchase Common Stock owned by the Executive);

     Now, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Certain Definitions.  Terms defined in the Stockholders Agreement and
     -------------------
     not otherwise defined herein are used herein as so defined.

2.   Amendment to Employment Agreement, etc.
     ---------------------------------------
     a. Section 15(b) of the Employment Agreement is hereby amended to add the following subparagraph (v) immediately following subparagraph (iv):

             "(v) Notwithstanding any provision of Section 15(b) to the contrary, for purposes of this Agreement, a Change of Control shall not occur or be deemed to occur as a result of any one or more of the following: (a) the beneficial or other ownership by Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P. or the affiliates of any of them (collectively, "Bain") of shares of capital stock of the Company or securities or other rights to purchase or subscribe for or acquire shares of capital stock of the Company or securities exchangeable for or convertible into shares of capital stock of the Company; (b) the election to the Board of Directors of the Company of the individuals and representatives provided for in the stockholders agreement dated August 30, 1996 to which the Company, Bain and certain other stockholders are party and in the Company's Restated

            Certificate of Incorporation; and (c) the exercise by Bain or any of its representatives of any rights or obligations relating to (a) or (b) above, including without limitation any rights or remedies under the Company's Restated Certificate of Incorporation."

     b. The Stock Restriction Agreement is hereby amended by deleting Sections 2, 3, 4, 10 and 11 in their entirety.

     c. Executive hereby releases and forever discharges the Company, its stockholders, directors, officers and representatives, including without limitation Bain and its Affiliates, and their respective partners, stockholders, directors, officers, employees and representatives (collectively, the "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, agreements, debts and liabilities whatsoever, in law and at equity, which Executive now has, ever had, or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Initial Closing A (as defined in the Purchase Agreement) including, but not limited to any rights to receive salary and bonus or reimbursement from the Company prior to August 1, 1996.

     d. The Company and Executive hereby confirm that Executive's annual salary for 1996 is payable at the rate of $250,000 per annum for periods from and after August 1, 1996 and that the Executive is eligible to receive a bonus payment for calendar year 1996 based upon achieving agreed upon performance objectives determined by the Board.

3.   Options to Purchase.
     --------------------

     a.  Call Options. Upon any termination of the employment by the Company
         ------------
of Executive, the Company (or its designee) shall have the right to purchase Shares held by the Executive or originally issued to Executive but held by one or more Permitted Transferees of Executive (collectively, the "Call Stockholder Group") on the following terms:

         i. Termination by Company for Cause. If such termination is
            --------------------------------
     the result of termination of Executive's employment by the Company for Cause, the Company (or its designee), upon written notice delivered within 90 days of termination, (a) may purchase 50% of the Shares that are vested in accordance with Schedule A hereto ("Vested Shares") at a price equal to the Fair Market Value of such securities and (b) may purchase all Shares that are unvested in accordance with Schedule A hereto at Cost (without any rate of return). If such termination is a result of termination of Executive's employment by the Company without Cause, the Company shall have no right to purchase any of the Vested Shares.

         ii. Resignation of the Executive. If such termination is the
             ----------------------------
     result of Executive's resignation, the Company (or its designee), upon written notice delivered within 90 days of termination, (a) may purchase all or any portion of 35% of the Vested Shares at a price equal to the Fair Market Value of such securities and (b) may purchase all Shares that are unvested in accordance with Schedule A hereto at Cost (without any rate of return).

         iii. Voting Trust. Upon termination of Executive's employment
              ------------
     with the Company for any reason, Executive agrees to deposit all Shares not purchased by the Company (or its designee) pursuant to Section 3 hereof in a voting trust mutually agreeable to Executive, the Company and Bain containing the following terms and conditions (a) the voting trust shall terminate upon the earlier to occur of (i) five years from the date it was entered into and (ii) the date of a Qualified Public Offering, (b) the trustee shall exercise all voting and other rights with respect to the Shares subject to the voting trust as directed by Bain, and (c) Executive shall have the right to transfer all or any portion of her beneficial interest in the voting trust subject to restrictions analogous to the restrictions on transfers of Shares contained in the Stockholders Agreement.

         iv. Sale or IPO. In the event the Company consummates the
             -----------
     initial Public Offering of its Shares or sells the Company or substantially all of its assets within twelve months of termination of Executive's employment, the Company shall promptly pay Executive with respect to each Share purchased at Fair Market Value pursuant to Section 3.1.2 hereof the positive difference, if any, between (a) the price that would have been paid for such Share if the Fair Market Value of a Share were equal to the net proceeds received by the Company with respect to each Share sold in the Public Offering or in the case of a sale of the Company, the amount per share paid to the shareholders of the Company (appropriately adjusted for stock splits, reverse stock splits, stock dividends and the like), and (b) the amount previously paid to Executive with respect to such Share pursuant to Section 3 hereof.

     b. Determination of Fair Market Value. (a) For purposes of this Section
        ----------------------------------
3, the term "Fair Market Value" shall mean, as of any date, the fair value of any Share as of the applicable date on the basis of a sale of such Share in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion, as determined by the Board; (b) at any time when more than 15% of the Shares then outstanding has been offered and sold pursuant to one or more Public Offerings, the Fair Market Value of any Share shall be equal to the average of the sum of the closing prices of the Shares for the 30 trading days immediately prior to the date on which Share becomes subject to repurchase under this Section 3. In determining Fair Market Value, the Board shall (a) consider, in addition to other factors that it determines in good faith to be relevant, the purchase price of the Shares in recent (i) arms-length sales of Shares by the Company, (ii) transfers of Shares by a Stockholder in an arms-length transaction and (b) not give effect to any discount which may otherwise be attributable to the fact that such Shares which are the subject of such valuation (i) constitute less than a majority of the Shares outstanding and/or (ii) are restricted as to transfer as provided herein.

     c. "Cause" shall mean for purposes of Section 3 of this Agreement, in
         -----
the context of termination of the employment of the Executive, any of the following events or conditions: (i) Executive's gross negligence or willful misconduct which causes material injury to the Company or any of its Affiliates and is not cured within twenty-one (21) days after written notice by the Company to Executive, (ii) any act of fraud, embezzlement or other material dishonesty,
(iii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude, or (iv) willful conduct which causes criminal or material civil liabilities to the Company or its Affiliates thereof. For purposes of (iv) above, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done or omitted to be done by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and its Subsidiaries. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until (i) a written notice has been delivered to the Executive by the Board which specifically identifies the Cause which is the Board's basis for termination and (ii) the Board has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in the Board's notice and specifying the particulars thereof in detail.

     d. Period. The foregoing provisions of this Section 3 shall
        ------
expire on the date of a Qualified Public Offering.

     e. Construction. The foregoing provisions of this Section 3 are not
        ------------
intended, and shall not be construed, to eliminate, waive or otherwise affect
(a) the restrictions on transfer, vesting requirements or termination provisions which may apply to any Share or Option by its terms or under provisions of the Company's 1995 Restricted Stock Plan, Equity Incentive Plan or other equity or option plan pursuant to which such Share or Option was granted or other governing documentation, or (b) any provisions of the Stockholders Agreement except Section 5.1 thereof. Without limiting the foregoing, Sections 5.4 and 10 of the Stockholders Agreement shall be applicable to all matters contemplated by
Section 3 hereof.

4.   Assignment, etc.  None of the parties shall have the right to assign
     ---------------
     this Agreement.

5.   Amendments and Waivers. No amendment or waiver of any term, provision
     ----------------------
     or condition of this Agreement shall be effective, unless in writing and executed by each of the Company, the Executive and Bain (which is an intended third party beneficiary hereof). No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

6.   Miscellaneous.
     -------------

     a.  Choice of Law. This Agreement shall be governed by and construed in
         -------------
accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     b.  Permitted Transferees.  Executive agrees that no Transfer of Shares
         ---------------------
will be made to a Permitted Transferee until the Permitted Transferee has delivered a written acknowledgment and agreement in form and substance reasonably satisfactory to the

Company that such Shares are subject to all of the provisions of this Agreement applicable thereto prior to such Transfer and that such Permitted Transferee is bound hereby and a party hereto to the same extent as Executive.

7.   Merger/Entire Agreement. This Agreement contains the entire
     -----------------------
     understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

8.   Notice.  All notices, demands, and communications of any kind which any
     ------
     party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

     If to the Company, to it at:

             Physicians Quality Care, Inc.
             950 Winter Street
             Suite 2410
             Waltham, MA 02154
             Attention:  Chief Operating Officer


     If to Bain, to it at:

             Two Copley Place, 7th Floor
             Boston, Massachusetts 02116
             Attention:  Stephen Pagliuca and Marc Wolpow

             With a Copy to:

             Ropes & Gray
             One International Place
             Boston, Massachusetts 02110
             Attention:  Lauren I. Norton

     If to the Executive, to her at:

             350 Main Street
             Concord, MA 01742

             If to another stockholder, to him, her or it at the address set forth in the stock record book of the Company.

9.   Severability.  If in any judicial or arbitral proceedings a court or
     ------------
     arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

10.  Counterparts.  This Agreement may be executed in any number of counter-
     -------------
     parts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


EXECUTIVE:                                          /s/ Jerilyn P. Asher
                                                   ----------------------
                                                      Jerilyn P. Asher


The Company:                                    PHYSICIANS QUALITY CARE, INC.



                                                By:  /s/ Jerilyn P. Asher
                                                     ----------------------
                                                Title:

                                                                    Schedule A
                                                                    ----------
                            SCHEDULE OF VESTED STOCK
                            ------------------------


Date Vested                               Shares
-----------                             ----------
On or prior to 6/30/96                  3,468,750*
6/21/97                                   346,875
6/21/98                                   346,875
                                        ---------
                                        4,162,500
                                        =========

*The parties agree that this number of Shares has vested as of August 30, 1996.